Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2017 RESULTS

- Earnings of $0.12 Per Fully Diluted Share -

- Core FFO of $0.26 Per Fully Diluted Share -

- Leased 487,854 Square Feet of Office Space -

New York, New York, October 31, 2017—Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the third quarter of 2017.

“We are pleased with our strong third quarter results,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer. “Core FFO increased 7.7% from the third quarter of 2016. We continue to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at materially higher rents and create value. During the quarter, we leased over 487,000 square feet which resulted in attractive spreads on both new Manhattan office and total portfolio leases of 46.1% and 27.7%, respectively. This quarter, we signed major lease agreements with Fragomen, Del Rey, Bernsen & Loewy, LLP for 108,000 square feet at 1400 Broadway and the American Society of Composers, Authors and Publishers for 85,000 square feet at 250 West 57th Street. Tenants continue to be attracted to our well-located, amenity-rich office buildings which have all been modernized for the 21st Century.”

“Year-to-date, Observatory revenue grew 3.4% and Observatory net operating income grew 2.7%, as compared with the first nine months of 2016, driven by improved revenue mix despite unfavorable weather conditions,” added Kessler. “We further strengthened our balance sheet through the successful refinancing of our existing unsecured revolving credit facility and term loan which extended the credit facility maturity, lowered our borrowing costs and added flexibility to our financial covenants. We are well-positioned with the liquidity, strength, and flexibility of our balance sheet to fund future growth opportunities and create long-term value for our shareholders.”

Third Quarter Highlights

•	Achieved net income attributable to the Company of $0.12 per fully diluted share and Core Funds From Operations (“Core FFO”) of $0.26 per fully diluted share.

•	Occupancy and leased percentages at September 30, 2017:

•	Total portfolio was 89.8% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 91.7% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 89.1% occupied; including SLNC, the Manhattan office portfolio was 91.5% leased.

•	Retail portfolio was 94.1% occupied; including SLNC, the retail portfolio was 94.1% leased.

•	Empire State Building was 93.3% occupied; including SLNC, was 93.5% leased.

•	Signed 34 leases, representing 487,854 rentable square feet across the total portfolio, achieving a portfolio-wide 27.7% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 13 new leases representing 276,964 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 46.1% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the third quarter 2017 grew 3.1% to $39.3 million from $38.1 million in the third quarter 2016.

•	Recast the Company’s $1.1 billion undrawn, unsecured revolving credit facility and $265 million term loan and extended the revolving credit facility maturity, lowered the borrowing costs and added flexibility to the financial covenants.

•	Declared a dividend in the amount of $0.105 per share.

Financial Results for the Third Quarter 2017

Net income attributable to common stockholders was $18.8 million, or $0.12 per fully diluted share, compared to $16.0 million, or $0.12 per fully diluted share, in the third quarter of 2016.

Core FFO was $77.5 million, or $0.26 per fully diluted share, compared to $71.9 million, or $0.26 per fully diluted share, in the third quarter of 2016.

Modified FFO was $75.3 million, or $0.25 per fully diluted share, compared to $71.9 million, or $0.26 per fully diluted share, in the third quarter of 2016.

FFO was $73.4 million, or $0.25 per fully diluted share, compared to $70.0 million, or $0.25 per fully diluted share, in the third quarter of 2016.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Nine Months Ended September 30, 2017

Net income attributable to common stockholders was $45.4 million, or $0.29 per fully diluted share, compared to $34.5 million, or $0.27 per fully diluted share, in the nine months ended September 30, 2016.

Core FFO was $212.0 million, or $0.71 per fully diluted share, compared to $194.8 million, or $0.72 per fully diluted share, in the nine months ended September 30, 2016.

Modified FFO was $209.9 million, or $0.70 per fully diluted share, compared to $194.2 million, or $0.72 per fully diluted share, in the nine months ended September 30, 2016.

FFO was $204.0 million, or $0.68 per fully diluted share, compared to $188.3 million, or $0.69 per fully diluted share, in the nine months ended September 30, 2016.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Portfolio Operations

As of September 30, 2017, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of September 30, 2017, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	September 30, 2017	June 30, 2017	September 30, 2016
Percent occupied:
Total portfolio	89.8%	89.2%	87.9%
Total office	89.5%	88.7%	88.0%
Manhattan office	89.1%	88.3%	86.6%
Empire State Building	93.3%	92.1%	90.1%
Retail	94.1%	95.9%	86.3%
Percent leased:
Total portfolio	91.7%	91.3%	90.3%
Total office	91.5%	90.9%	90.4%
Manhattan office	91.5%	90.7%	89.5%
Empire State Building	93.5%	92.4%	91.5%
Retail	94.1%	96.0%	88.3%

Leasing

For the three months ended September 30, 2017, the Company signed 34 new, renewal, and expansion leases within the total portfolio, comprising 487,854 rentable square feet with an average starting rental rate of $52.52 per rentable square foot, representing an increase of 27.7% over the previous fully escalated rent.

On a blended basis, the 27 new, renewal, and expansion office leases signed within the Manhattan office portfolio during the quarter had an average starting rental rate of $58.46 per rentable square foot, representing an increase of 41.1% over the previous fully escalated rent.

Leases Signed in the Third Quarter 2017 for the Manhattan Office Portfolio

•	13 new leases, comprising 276,964 rentable square feet, with an average starting rental rate of $58.79 per rentable square foot, representing an increase of 46.1% over the previous fully escalated rent, and

•	14 renewal leases, comprising 38,180 rentable square feet, with an average starting rental rate of $56.12 per rentable square foot, representing an increase of 12.2% over the previous fully escalated rent.

Significant Leases Executed During the Third Quarter 2017

•	At 1400 Broadway, the Company signed a new three full floor office lease, totaling 108,000 rentable square feet, with Fragomen, Del Rey, Bernsen & Loewy, LLP, for a term of 16 years.

•	At 250 West 57th Street, the Company signed a new four floor office lease, totaling 85,000 rentable square feet, with American Society of Composers, Authors and Publishers (ASCAP) for a term of 16.3 years.

•	At the Empire State Building, the Company signed a lease to expand the Priceline Group’s Agoda International USA Inc. to a 27,000 rentable square foot full floor office lease, for a term of 10.8 years.

•	At First Stamford Place, the Company signed an early renewal office lease, totaling 87,000 rentable square feet, with Odyssey Reinsurance Company for a term of 15 years.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. As previously announced in the second quarter 2017, the Company commenced the first phase of a capital project to enhance the experience of office and retail tenants and Observatory visitors. The first phase will move the Observatory entrance to a new, larger, designated entrance at the western side of the Empire State Building on 34th Street which will improve the commercial tenant and office visitor experience and the value of the Empire State Building’s 34th Street retail. At September 30, 2017, the Empire State Building was 93.3% occupied; including SLNC, the Empire State Building was 93.5% leased.

During the third quarter 2017, the Company signed eight office leases at the Empire State Building, representing 51,651 rentable square feet in the aggregate.

Observatory revenue for the third quarter 2017 was $39.3 million, a 3.1% increase from $38.1 million in the third quarter 2016. The Observatory hosted approximately 1,276,000 visitors in the third quarter 2017 compared to 1,340,000 visitors in the third quarter 2016, a decrease of 4.8%. In the third quarter 2017, there were 14 bad weather days compared to 10 bad weather days in the third quarter 2016. For the third quarter, the Company estimates that bad weather resulted in approximately thirty-five to forty thousand net fewer visitors than in the prior year period.

Observatory revenue was $94.2 million for the nine months ended September 30, 2017, a 3.4% increase from $91.1 million for the nine months ended September 30, 2016. For the nine months ended September 30, 2017, the Observatory hosted approximately 3,038,000 visitors, compared to 3,183,000 visitors for the same period in 2016, a decrease of 4.6%. For the nine months ended September 30, 2017, there were 51 bad weather days compared to 31 bad weather days in the nine months ended September 30, 2016.

Balance Sheet

At September 30, 2017, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.05% per annum, and a weighted average term to maturity of 6.2 years. As of September 30, 2017, the Company had no debt maturing during the remainder of 2017 and $262.2 million of debt maturing in 2018. As of September 30, 2017, the Company had cash and cash equivalents of $432.1 million. The Company’s consolidated net debt to total market capitalization was approximately 15.7% as of September 30, 2017, and consolidated net debt to EBITDA was 3.3x.

During the third quarter 2017, the Company recast its unsecured credit facility in the original principal amount of $1.365 billion, which consists of a $1.1 billion revolving credit facility and a $265 million term loan facility. The recast credit facility replaced the prior revolving credit facility which had been due to mature in January 2019 and was undrawn as of September 30, 2017. The term loan facility was borrowed in full at closing and was used to repay a $265 million term loan that had been due in 2022. The Company has the ability to further increase the total capacity of the new unsecured credit facility to $1.75 billion through the exercise of an accordion option during the term.

The new revolving credit facility matures on August 29, 2021, and may be extended by two additional six-month periods at the option of the Company. The new term loan facility matures on August 29, 2022.

Initial interest rates on the new facility, which may change based on the Company’s leverage levels, are LIBOR plus 120 basis points for the term loan and LIBOR plus 110 basis points for any drawn portion of the revolving credit facility, a savings of 40 and 5 basis points, respectively, from the prior facilities. In addition, the initial annual revolving credit facility fee decreased from 20 basis points to 15 basis points.

Dividend

On September 30, 2017, the Company paid a dividend of $0.105 per share for the third quarter 2017 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the third quarter 2017 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Wednesday, November 1, 2017 at 8:30 am Eastern time.

The webcast will be available in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until November 8, 2017, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13672125.

The Supplemental Report will be available prior to the conference call in the “Investors” section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of September 30, 2017, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded operating partnership units; changes in our business strategy; changes in technology and market competition which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility; our leverage;

decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax law and rates and similar matters; and our failure to qualify as a real estate investment trust, or REIT. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2016, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2017	2016
Revenues
Rental revenue	$122,391	$115,634
Tenant expense reimbursement	20,346	19,176
Observatory revenue	39,306	38,093
Third-party management and other fees	345	404
Other revenue and fees	4,932	2,541

Total revenues	187,320	175,848
Operating expenses
Property operating expenses	41,270	38,585
Ground rent expenses	2,331	2,331
General and administrative expenses	12,899	11,798
Observatory expenses	8,648	7,250
Real estate taxes	26,901	24,691
Acquisition expenses	—	—
Depreciation and amortization	38,490	37,607

Total operating expenses	130,539	122,262

Total operating income	56,781	53,586
Other expenses:
Interest expense	(16,890)	(17,939)
Loss on early extinguishment of debt	(2,157)	—
Loss from derivative financial instruments	—	—

Income before income taxes	37,734	35,647
Income tax expense	(2,245)	(2,750)

Net income	35,489	32,897
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(16,449)	(16,690)

Net income attributable to common stockholders	$18,806	$15,973

Total weighted average shares
Basic	158,102	136,831

Diluted	297,871	280,614

Net income per share attributable to common stockholders
Basic	$0.12	$0.12

Diluted	$0.12	$0.12

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2017	2016
Revenues
Rental revenue	$360,348	$343,155
Tenant expense reimbursement	53,889	56,350
Observatory revenue	94,212	91,112
Third-party management and other fees	1,088	1,372
Other revenue and fees	19,861	6,748

Total revenues	529,398	498,737
Operating expenses
Property operating expenses	122,009	115,075
Ground rent expenses	6,994	6,994
General and administrative expenses	36,566	35,623
Observatory expenses	23,079	21,900
Real estate taxes	76,001	71,773
Acquisition expenses	—	98
Depreciation and amortization	119,868	115,382

Total operating expenses	384,517	366,845

Total operating income	144,881	131,892
Other expenses:
Interest expense	(52,109)	(52,758)
Loss on early extinguishment of debt	(2,157)	(552)
Loss from derivative financial instruments	(289)	—

Income before income taxes	90,326	78,582
Income tax expense	(4,333)	(4,340)

Net income	85,993	74,242
Preferred unit distributions	(702)	(702)
Net income attributable to non-controlling interests	(39,916)	(39,050)

Net income attributable to common stockholders	$45,375	$34,490

Total weighted average shares
Basic	157,796	126,740

Diluted	298,089	271,028

Net income per share attributable to common stockholders
Basic	$0.29	$0.27

Diluted	$0.29	$0.27

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2017	2016
Net income	$35,489	$32,897
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	38,134	37,318

FFO attributable to common stockholders and non-controlling interests	73,389	69,981
Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and non-controlling interests	75,346	71,938
Loss on early extinguishment of debt	2,157	—
Acquisition expenses	—	—

Core FFO attributable to common stockholders and non-controlling interests	$77,503	$71,938

Total weighted average shares
Basic	296,389	278,739

Diluted	297,871	280,614

FFO per share
Basic	$0.25	$0.25

Diluted	$0.25	$0.25

Modified FFO per share
Basic	$0.25	$0.26

Diluted	$0.25	$0.26

Core FFO per share
Basic	$0.26	$0.26

Diluted	$0.26	$0.26

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2017	2016
Net income	$85,993	$74,242
Preferred unit distributions	(702)	(702)
Real estate depreciation and amortization	118,690	114,779

FFO attributable to common stockholders and non-controlling interests	203,981	188,319
Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and non-controlling interests	209,854	194,192
Loss on early extinguishment of debt	2,157	552
Acquisition expenses	—	98

Core FFO attributable to common stockholders and non-controlling interests	$212,011	$194,842

Total weighted average shares
Basic	296,389	270,388

Diluted	298,089	271,028

FFO per share
Basic	$0.69	$0.70

Diluted	$0.68	$0.69

Modified FFO per share
Basic	$0.71	$0.72

Diluted	$0.70	$0.72

Core FFO per share
Basic	$0.72	$0.72

Diluted	$0.71	$0.72

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30,	December 31,
	2017	2016
Assets
Commercial real estate properties, at cost	$2,608,138	$2,458,629
Less: accumulated depreciation	(631,916)	(556,546)

Commercial real estate properties, net	1,976,222	1,902,083
Cash and cash equivalents	432,105	554,371
Restricted cash	64,020	61,514
Tenant and other receivables	34,661	22,542
Deferred rent receivables	172,665	152,074
Prepaid expenses and other assets	39,463	53,749
Deferred costs, net	268,132	277,081
Acquired below market ground leases, net	370,187	376,060
Goodwill	491,479	491,479

Total assets	$3,848,934	$3,890,953

Liabilities and equity
Mortgage notes payable, net	$720,830	$759,016
Senior unsecured notes, net	592,914	590,388
Unsecured term loan facility, net	263,546	262,927
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	142,690	134,064
Acquired below market leases, net	70,013	82,300
Deferred revenue and other liabilities	41,320	32,212
Tenants’ security deposits	47,395	47,183

Total liabilities	1,878,708	1,908,090
Total equity	1,970,226	1,982,863

Total liabilities and equity	$3,848,934	$3,890,953